UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - MARCH 17, 2006

XL GENERATION INTERNATIONAL INC.
(Exact name of Registrant as specified in its charter)

NEVADA	333116045	20-0909393
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Sumpfstrasse 32
6304 Zug, Switzerland
(Address of principal executive offices)

4141 723 1090
(Registrant’s telephone number, including area code)

460 Saint-Gabriel, Suite 21
Montreal, Quebec, Canada H2Y 2Z9
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.03: Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 8.01: Other Events.

Item 9.01: Financial Statements and Exhibits.

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 17, 2006, the Board of Directors of XL Generation International Inc. (the “Company”) appointed Mr. Albert Beerli as a Director.

Item 5.03: Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of March 17, 2006, the Company has amended its Bylaws by duly authorized action taken by the Board of Directors. Article III, Section 1 of the Company’s Bylaws previously provided as follows:

Annual Meeting.  The annual meeting of the shareholders of the corporation for the election of officers and for such other business as may properly come before the meeting shall be held at such place as set forth in compliance with these bylaws.  The meeting shall be held on the 1st day of March of each year beginning with the year 2005 at 10:00 a.m.  If this day is a legal holiday, then the meeting shall be held on the next business day.

As of March 17, 2006, Article III, Section 1 of the Company’s Bylaws has been revised as follows:

Annual Meeting. An annual meeting of the shareholders of the Corporation for the election of directors and for such other business as may properly come before the meeting shall be held at such time and place as may be determined by a majority of the Corporation’s Board of Directors. A meeting requested by a majority of the Board of Directors shall be called by the President for a date not less than 10 nor more than 60 days after the request is made.

Item 8.01: Other Events.

As of March 17, 2006, the Company has changed in principal office mailing address to Sumpfstrasse 32, 6304 Zug, Switzerland. The Company’s new telephone number is 4141 723 1090.

Item 9.01: Financial Statements and Exhibits.

(c) Exhibits:

ExhibitNo. 99.1	Description Amendment to the Bylaws of XL Generation International Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, XL Generation International Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

XL GENERATION INTERNATIONAL INC.

Dated: March 23, 2006	By:	/s/ Alain Lemieux
Name: Alain Lemieux
Title: President, Chief Executive Officer, and Director